UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2005

ETERNAL ENERGY CORP.

(Exact name of registrant as specified in its chapter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 West Littleton Blvd., Suite 300 Littleton, Colorado 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 385-1230

Golden Hope Resources Corp. 1155 W. Pender Street, Suite 708 Vancouver, B.C., Canada V6E 2P4
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 7, 2005, Golden Hope Resources Corp., a Nevada corporation (the “Company”), and Eternal Energy Corp., a Nevada corporation and a newly formed merger subsidiary wholly owned by the Company (“Merger Sub”), consummated a merger transaction (the “Merger”) whereby Merger Sub merged into the Company, with the Company as the surviving corporation. The Company and Merger Sub filed the Articles of Merger, which had an effective date of November 7, 2005, with the Secretary of State of Nevada, along with the Agreement and Plan of Merger entered into by the two parties effective as of November 7, 2005 (the “Merger Agreement”). The Merger Agreement and the Articles of Merger provided for an amendment of the Company’s Articles of Incorporation, which changed the Company’s name to “Eternal Energy Corp.” effective as of November 7, 2005. A copy of the Merger Agreement is attached as Exhibit 10.1 and a copy of the Articles of Merger is attached as Exhibit 3(i).3, and both are incorporated herein by reference.

As a result of the Merger, the Company acquired all of the contractual rights and interests, and assumed all of the liabilities, of Merger Sub with respect to a Purchase and Sale Agreement (the “Purchase Agreement”). Effective November 7, 2005, Merger Sub entered into the Purchase Agreement with Merganser Limited, whereby Merganser sold and Merger Sub purchased all of the rights, title and interest of Merganser under a Participation Agreement dated November 1, 2005 (the “Participation Agreement”), by and between Eden Energy Corp., a Nevada corporation, and Merganser. The Participation Agreement sets forth participation rights between Merganser and Eden, with respect to a joint venture between Eden and Cedar Strat Corporation, a Nevada corporation, for acquiring oil and gas leases and drilling wells to explore for oil and natural gas reserves on the Big Sand Spring Valley Prospect, located in Nye County, Nevada (the “Project”). As consideration, Merger Sub agreed to issue to Merganser 1,000,000 shares of the Company’s common stock for each 10,000,000 equivalent barrels of net proved oil reserves, in any calendar year, attributable to Merger Sub’s interests in the Participation Agreement. In the event that the Company’s proved reserves for any calendar year are less than 10,000,000 equivalent barrels of oil, Merganser would not be entitled to any shares of common stock for that year. In each succeeding calendar year, Merganser will be entitled to receive additional shares for any new reserve additions to the Company’s reserve report for that calendar year, payable at the same formula described above.

Pursuant to the Participation Agreement, Merganser has the right to acquire 50% of all of the interests that Eden has in the Project. The initial consideration payable to Eden for such rights is $2,667,000. Under the Participation Agreement, after the initial consideration is fully paid, all subsequent costs are to be borne 50% by Eden and 50% by Merganser, and ownership of the oil leases and additional acreage will be owned 50% by Eden and 50% by Merganser. The parties agreed that the operation of the Project will be governed by the AAPL Form 610-1989 Model Form Operating Agreement, with Eden named as the operator. The Participation Agreement has a term of 10 years, and upon the expiration of the Participation Agreement, each prospect will be operated in accordance with the operating agreement covering any oil and gas leases acquired under the Participation Agreement. As a result of the Purchase Agreement and the Merger discussed above, the Company has acquired all of Merganser’s rights under the Participation Agreement.

A copy of the Purchase Agreement, which exhibits include the Participation Agreement and the AAPL Form 610-1989 Model Form Operating Agreement, is attached as Exhibit 10.2 and is incorporated herein by reference.

The disclosure regarding the Private Placement (as that term is defined in Item 3.02) in Item 3.02 with respect to the Subscription Agreements, Common Stock Purchase Warrants and the Registration Rights Agreement are incorporated herein by reference.

A copy of the Company’s press release announcing the above described transactions and events is attached as Exhibit 99.1 and is incorporated herein by reference.

Disclosure pursuant to Item 2.01 (f) follows:

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed due to factors such as, among others, limited operating history, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the oil and gas industry. Additional information concerning factors that could cause or contribute to such differences can be found in the following discussion, including the “Risks Factors” section below.

Description of Business

Overview

Golden Hope Resources Corp. (now renamed Eternal Energy Corp.) was incorporated in the State of Nevada on July 25, 2003 to engage in the acquisition, exploration and development of natural resource properties. As a result of our recent acquisition of the Project through the assignment to us of Merganser’s interest in the Participation Agreement, we have become an exploration stage oil and gas company engaged in the exploration for petroleum and natural gas in the State of Nevada. Our rights under the Participation Agreement entitle us to acquire petroleum and natural gas rights and leases in an area of mutual interest with Eden Energy Corp. Pursuant to the terms of the Participation Agreement, these rights include any renewals or extensions thereof, by virtue of which the holder is entitled to enter, access, drill for and remove petroleum and natural gas on the lands pertaining to the leases. The lands comprising the area of mutual interest are located in eastern Nevada.

Plan of Operation

For the coming year we plan to continue to explore our leasehold position in eastern Nevada. At the present time, these efforts are likely to include additional gravity surveys, well studies, continued surface mapping, and the possibility of seismic data purchase or acquisition. This work will be done in preparation for drilling one or two exploratory wells on our leases in the Big Sand Spring Valley Prospect in conjunction with Eden Energy as operator of the prospect. The Company currently has rights to a 50% working interest in approximately 82,184 gross acres which expire in 2015 and which can be extended upon production from the leases.

Under the terms of the Participation Agreement, the Company anticipates spending between $2,000,000 and $3,000,000 on additional leasehold acquisitions, on additional geological and engineering studies and on drilling and completion costs in the next 12 months.

We will require additional funds to implement the work program set forth above. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to obtain financing on favorable terms, or if at all. In addition, there is no assurance that we will be able to maintain our operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

Competitors

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There are other competitors that have operations in the Nevada area and the presence of these competitors could adversely affect our ability to acquire additional leases.

Governmental Regulations

Our oil and gas operations are subject to various United States federal, state and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations relating primarily to the protection of human health and the environment. To date, expenditures related to complying with these laws, and for remediation of existing environmental contamination, have not been significant in relation to the results of operations of our company. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas leases in Nevada. To date, execution of our business plan has largely focused on acquiring prospective oil and gas leases. We intend to establish a going forward exploration and development plan.

Properties

The Purchase Agreement, including our resulting rights under the Participation Agreement and related activities, entitles us the right to acquire a 50% working interest in federal oil and gas leases covering approximately 82,184 gross acres in Nye County, Nevada. The leases have a primary term of ten years from and after June 2005. The leases can be extended beyond their primary terms by commercial production therefrom.

We do not currently own any other property.

Employees

Currently our only employees are our directors and officers. We do not expect any material changes in the number of employees over the next 12-month period. We do and will continue to outsource contract employment as needed. However, if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

There is no assurance that we will operate profitably or will generate positive cash flow in the future.

If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations. In particular, additional capital may be required in the event that:

•	drilling and completion costs for further wells increase beyond our expectations; or

•	we encounter greater costs associated with general and administrative expenses or offering costs.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the continued exploration and development of our properties. Such outside capital may include the sale of additional stock and/or commercial borrowing. Capital may not continue to be available if necessary to meet these continuing exploration and development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new projects and continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

Our company has a limited operating history and must be considered in the development stage. The success of the company is significantly dependent on a successful acquisition, drilling, completion and production program. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Trading of our stock may be restricted by the SEC's "Penny Stock" regulations which may limit a stockholder's ability to buy and sell our stock.

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

NASD sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trading in our common shares on the OTC Bulletin Board is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments.

Our common shares are currently quoted on the OTC Bulletin Board. The trading price of our common shares has been subject to wide fluctuations. Trading prices of our common shares may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

As our properties are in the exploration and development stage there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration stage only and are without proven reserves of oil and gas. We may not establish commercial discoveries on any of our properties.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events will likely materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed. Our budget anticipates our acquisition of additional acreage in Nevada. This acreage may not become available or if it is available for leasing, that we may not be successful in acquiring the leases. There are other competitors that have operations in the Nevada area and the presence of these competitors could adversely affect our ability to acquire additional leases.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

We are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities, which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Our Bylaws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our Bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

Investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Our Bylaws do not contain anti-takeover provisions, which could result in a change of our management and directors if there is a take-over of our company.

We do not currently have a shareholder rights plan or any anti-takeover provisions in our Bylaws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

Directors and Executive Officers

The following table sets forth information concerning our current executive officers and directors:

Name	Age	Position
Bradley M. Colby	49	Director, President, CEO, Treasurer, CFO and Secretary
John Anderson	41	Director
Frederick Fisher	46	Director
Tom Murdoch	42	Director
Chris Sturdy	42	Director

Bradley M. Colby was appointed as the Company’s President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary, and also as a Director, on November 4, 2005. Mr. Colby has over 25 years of experience in exploration and production land and geological work, including the acquisition and disposition of producing properties, prospect generation and development, and the marketing and sale of multiple drilling joint ventures. Prior to joining the Company, Mr. Colby was a principal at Westport Petroleum, Inc. since December 2001, where he bought and sold producing properties for his account. From March 2000 to November 2001, Mr. Colby was the President, Chief Executive Officer and a Director of Kern County Resources Ltd., a private oil and gas exploration and production company he founded. Mr. Colby received a B.S. in Business-Minerals Land Management from the University of Colorado in 1979 and had studied petroleum engineering at the Colorado School of Mines.

John Anderson was appointed as a Director of the Company on November 4, 2005. Since May 2004, Mr. Anderson has been President, Chief Executive Officer, Secretary, Treasurer and a Director of Key Gold Corporation, a publicly traded Nevada corporation involved in the exploration and mining for precious and non-precious metals and other mineral resources in China. From December of 1994 to the present, Mr. Anderson has been President of Axiom, a personal consulting and investing company primarily involved in capital raising for private and public companies in North America, Europe, and Asia. From February of 2001 to the present, he has served as a Director of Wescorp Energy, Inc., a publicly traded Nevada corporation, and from March of 2003 to the present as its President and Chief Executive Officer. In addition, from 2000 to the present he has served as a Director of CTI Diversified Holdings Ltd. and from 2003 to the present as a Director of Brett Resources Corp. Mr. Anderson holds a B.A. from University of Western Ontario.

Frederick Fisher has been a Director of the Company since inception. He was our President, CEO, Treasurer and CFO since the Company’s inception until his resignation on November 4, 2005. From May 1997 to the present, he has also been a Director of StarAsia Capital Inc., a private venture capital company for emerging mining and start-up companies located in Bangkok, Thailand. From June 2001 to the present, he has worked out of Toronto, Ontario and from May 1997 to June 2001, he worked in Bangkok, Thailand. From September 1998 to March 2000, he was a Director and Officer of Sabai Sabai Enterprises Corp., an importer of low-priced quality products from Southeast Asia for distribution throughout North America based out of Bangkok, Thailand. From September 1997 to April 1999, he was a Director and Officer of Meximed Industries, a medical supplies distributor based out of Vancouver, BC. Some of the publicly-trading mining companies he has worked with in the past are Melinga Resources (MNA:Vancouver Stock Exchange), Cercal Resources (CER:Alberta Stock Exchange), Beaufield Resources Inc. (BFD:Vancouver Stock Exchange), Victorian Eneuretic (VIC:Vancouver Stock Exchange), Yukon Gold Corp. (Vancouver Stock Exchange), Innexus Biotechnology, Inc. (IXS:TXS Venture Exchange), St. Elias Mines Ltd. (SLI:TSX Venture Exchange). He assisted these companies in developing their business and operating plans and raising financing for their mining operations by introducing them to potential mining partners and venture capitalists. From 1986 to 1989, Mr. Fisher was a stockbroker at Jefferson Securities in Vancouver, B.C. He received an Honors B.A. Degree from York University in Toronto in 1984.

Tom Murdoch has been a Director of the Company since inception, and was the Secretary from inception until his resignation on November 4, 2005. From March 1999 to the present, he has been the Sales/Program Manager for Matcor Automotive Inc., an automotive parts manufacturer in Toronto, Ontario specializing in metal stamped and welded assemblies. From August 1992 to March 1999, he was the Manager of Procurement and New Model Development for Honda of Canada Manufacturing Inc. in Alliston, Ontario. Over the past several years, he assisted Beautifle Resources (BFD:Vancouver Stock Exchange), Mountain Lake Resources and Terra Camp Mining, privately-held mining companies, in developing their business and operating plans and raising financing for their mining operations by introducing them to potential mining partners and venture capitalists. He has also been involved in other areas of mining over the years. Mr. Murdoch earned a Bachelors Degree in Economics from Wilfrid Laurier University in Waterloo, Ontario in May of 1985. Subsequently, he earned a post graduate Diploma in Business Administration from Wilfrid Laurier University in May of 1986.

Chris Sturdy has been a Director of the Company since inception. From May 1993 to the present, he has been employed as a designer and customer service specialist with Nickel General Contracting, a full service commercial and residential builder specializing in renovating turn of the century homes, located in Mississauga, Ontario. From March 1998 until May 2001, he also worked as an importer for Vereshack Agencies, an importer representing numerous European metal clasp and pull manufacturers selling to the Canadian fashion industry, with their primary customer being Roots Canada. The company is a family business in operation since the 1950's and is located in Mississauga, Ontario. Mr. Sturdy attended Sheridan College of Applied Arts and Technologies in Oakville, Ontario where he studied liberal arts during 1983 and 1984. He also attended Harris Institute for the Arts in Toronto, Ontario where he studied a Recording Industry Orientation program during 1991 and 1992.

There are no family relationships among any of our directors, executive officers or key employees.

Indemnification of Directors and Officers; Agreements

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer, except for (i) acts or omissions involving intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Our Bylaws provide indemnification by the Company of any individual made a party to proceeding because he is or was an officer, director, employee or agent of the Company against liability incurred in the proceeding, to the fullest extent permissible under the laws of Nevada. The Bylaws provide that the Company advance the expenses of officers and directors incurred in defending any such proceeding, provided that the Company received an undertaking from such person to repay the expenses advanced if it is ultimately determined that he is not entitled to be indemnified.

In connection with Mr. Colby’s appointment as the Company’s President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary, the Company entered into an employment agreement with Mr. Colby. The employment agreement has a two-year term.

We do not have agreements with any of our other directors.

Certain Relationships and Related Transactions

In connection with the Company’s acquisition of the Project, and after the related 35-for-1 forward stock split and the related merger of our wholly owned subsidiary, Mr. Colby acquired beneficial ownership of 26,250,000 shares (post-split) of our common stock held by Mr. Fisher and Mr. Murdoch, of which 23,000,000 shares (post-split) were then returned to the Company for cancellation by Mr. Colby and are no longer outstanding. As a result, Mr. Colby acquired 3,250,000 shares (post-split) of our common stock.

Voting Securities

Our authorized capital stock consists of 875,000,000 shares of common stock, $0.001 par value. Our common stock is the only class of voting securities issued and outstanding. Each share of common stock is entitled to one vote. On November 7, 2005 (after adjustment for the split and the return to our treasury for cancellation of 23,000,000 shares of our common stock), there were 28,876,000 shares of our common stock issued and outstanding.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

Our common stock, par value $.001, is dually quoted on the Pink Sheets and the OTC Bulletin Board under the symbol “EERG” effective November 7, 2005, and, prior to that, it was quoted under the symbol “GHPR”; however, no active trading market in our securities has yet commenced. As of November 7, 2005, there were 28,876,000 shares (after taking into effect our recently completed 35-for-1 forward stock split and our recent private placement) of our common stock outstanding and approximately 36 holders of record. A total of 3,250,000 shares (post-split) are beneficially held by Mr. Colby, and an additional 1,126,000 shares (post-split) are held by investors in our recently completed private placement, all of which shares are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, promulgated under the Act. Under Rule 144, such shares can only be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.

We have not paid any cash dividends since inception to the holders of our common stock. We currently intend to retain any earnings for internal cash flow use.

Compensation of Directors and Executive Officers

We do not currently compensate our directors in cash for their service as members of our board of directors. We do reimburse our directors for reasonable expenses in connection with attendance at board meetings.

The following table sets forth certain annual and long-term compensation paid to our Chief Executive Officer and our executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name & Principal Position	Year	($)	($)	($)	($)	(#)	($)
Frederick Fisher, President, CEO,	2005	0	0	0	0	0	0
Treasurer, CFO*	2004	0	0	0	0	0	0
Tom Murdoch, Secretary*	2005	0	0	0	0	0	0
	2004	0	0	0	0	0	0
Bradley M. Colby, President, CEO	2005	60,000*	125,000*	0	0	1,443,800*	0
Treasurer, CFO and Secretary*

* Effective November 4, 2005, Mr. Fisher and Mr. Murdoch resigned as executive officers of the Company. On the same date, Mr. Colby was appointed as the Company’s President, CEO, Treasurer, CFO and Secretary. Mr. Colby’s employment agreement provides that Mr. Colby is entitled to a signing bonus of $125,000, an annual salary of $60,000 and an option to purchase 1,443,800 shares (post-split) of the Company’s common stock.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of November 7, 2005 by: (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) the executive officers named in the summary compensation table, and (iv) all such directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 7, 2005. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares of Common	Percent of Common
	Stock Beneficially	Stock Beneficially
	Owned (1)	Owned (1)
Name
Bradley M. Colby (2)	3,250,000	11.3%
Frederick Fisher	0	0
Tom Murdoch	0	0
Chris Sturdy	0	0
John Anderson	0	0
All directors and executive officers as a group (5 persons)	3,250,000	11.3%

Notes to Beneficial Ownership Table:

(1) Applicable percentage ownership is based on 28,876,000 shares (post-split) of common stock outstanding at November 7, 2005. The number of shares of common stock owned are those “beneficially owned” as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

(2) Includes 2,500,000 shares (post-split) owned by Mr. Colby and an aggregate of 750,000 shares (post-split) owned by five members of his immediate family as to which he disclaims beneficial ownership.

Committees of the Board of Directors

We do not have standing audit, nominating or compensation committees of the board of directors, or committees performing similar functions, and therefore our entire board of directors performs such functions. We are not currently listed on any national exchange and are not required to maintain such committees by any self-regulatory agency. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits each director to give sufficient time and attention to such matters to be involved in all decision making. Messrs. Sturdy and Anderson are independent directors. All directors participate in the consideration of director nominees. We do not have a policy with regard to attendance at board meetings.

We do not have a policy with regard to consideration of nominations of directors. We accept nominations for directors from our security holders. There is no minimum qualification for a nominee to be considered by our directors. All of our directors will consider any nomination and will consider such nomination in accordance with his or her fiduciary responsibility to the Company and its stockholders.

Security holders may send communications to our board of directors by writing to Eternal Energy Corp., 2120 West Littleton Blvd., Suite 300, Littleton, Colorado 80120, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or directors.

Item 3.02 Unregistered Sales of Equity Securities.

Effective November 7, 2005, the Company sold to accredited investors pursuant to subscription agreements, in a private placement offering (the “Private Placement”), securities consisting of an aggregate of up to 1,126,000 shares (the “Shares”) of its common stock and common stock purchase warrants (the “Warrants”) to purchase up to an aggregate of 1,126,000 shares of its common stock (the “Warrant Shares”), for an aggregate purchase price of $1,126,000. The Warrants have an exercise period of two years and an exercise price of $1.20 per share. Pursuant to the terms of the Registration Rights Agreement entered into by the Company and the investors, the Company agreed to file within 90 days after the closing of the Private Placement a registration statement to cover the resale of the Shares, the Warrants and the Warrant Shares. If a registration statement is not filed with the SEC within that time period, the Company will pay to each investor an amount equal to 1.0% of the aggregate amount invested by the investor for each 30-day period following the filing deadline until the registration statement is filed.

The securities sold by the Company in the Private Placement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder.

A copy of each of the form of Subscription Agreement, the form of Common Stock Purchase Warrant and the Registration Rights Agreement are attached as Exhibits 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The press release attached as Exhibit 99.1 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 4, 2005, Frederick Fisher resigned as the Company’s President, Chief Executive Officer, Treasurer and Chief Financial Officer and Tom Murdoch resigned as the Secretary. Effective ten days from the filing of an information statement pursuant to Rule 14f-1 and its distribution to the Company’s stockholders, Frederick Fisher, Tom Murdoch and Chris Sturdy resigned from the Company’s board of directors.

On November 4, 2005, the Company appointed Bradley M. Colby as its President, Chief Executive Officer, Treasurer, Chief Financial Officer and Secretary. In addition, Bradley M. Colby and John Anderson were appointed to the Company’s board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2005, the Company approved and adopted an amendment to its Bylaws, which provides that if a vacancy occurs on the board of directors, the directors remaining in office may fill the vacancy. A copy of Amendment No. 1 to the Bylaws is attached as Exhibit 3(ii) and is incorporated herein by reference.

The disclosure regarding the Articles of Merger in Item 2.01 and Exhibit 3(i).3 hereto are incorporated herein by reference. Effective on November 7, 2005, the Articles of Merger amended the Company’s Articles of Incorporation and changed its name to “Eternal Energy Corp.” A copy of the press release announcing the name change is attached as Exhibit 99.2 and is incorporated herein by reference. The Company also effected a 35-for-1 forward stock split, with a record date of November 7, 2005. The Certificate of Change attached as Exhibit 3(i).2 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
3(i).1*	Articles of Incorporation filed with the Nevada Secretary of State on July 25, 2003.
3(i).2	Certificate of Change filed with the Nevada Secretary of State effective November 7, 2005.
3(i).3	Articles of Merger filed with the Nevada Secretary of State effective November 7, 2005.
3(ii)	Amendment No. 1 to Bylaws, adopted November 4, 2005.
10.1	Agreement and Plan of Merger between Golden Hope Resources Corp. (renamed Eternal Energy Corp.) and Eternal Energy Corp., filed with the Nevada Secretary of State effective November 7, 2005.
10.2	Purchase and Sale Agreement between Eternal Energy Corp. and Merganser Limited, dated November 7, 2005.
10.3	Form of Subscription Agreement.
10.4	Form of Common Stock Purchase Warrant.
10.5	Registration Rights Agreement.
99.1	Press Release dated November 9, 2005.
99.2	Press Release dated November 7, 2005.

* Incorporated by reference from the Company’s Form 10-SB12G filed on August 18, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2005	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit
3(i).1*	Articles of Incorporation filed with the Nevada Secretary of State on July 25, 2003.
3(i).2	Certificate of Change filed with the Nevada Secretary of State effective November 7, 2005.
3(i).3	Articles of Merger filed with the Nevada Secretary of State effective November 7, 2005.
3(ii)	Amendment No. 1 to Bylaws, adopted November 4, 2005.
10.1	Agreement and Plan of Merger between Golden Hope Resources Corp. (renamed Eternal Energy Corp.) and Eternal Energy Corp., filed with the Nevada Secretary of State effective November 7, 2005.
10.2	Purchase and Sale Agreement between Eternal Energy Corp. and Merganser Limited, dated November 7, 2005.
10.3	Form of Subscription Agreement.
10.4	Form of Common Stock Purchase Warrant.
10.5	Registration Rights Agreement.
99.1	Press Release dated November 9, 2005.
99.2	Press Release dated November 7, 2005.

* Incorporated by reference from the Company’s Form 10-SB12G filed on August 18, 2004.